Filed Pursuant to Rule 424(b)(4)
Registration No. 333-278288

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated December 3, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 3, 2024)

$65,000,000

Class A Common Stock

We are offering $65,000,000 of shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).

Our Class A Common Stock is listed and trades on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LUNR.” On December 2, 2024, the last reported sale price of our Class A Common Stock on Nasdaq was $14.56 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company” for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before investing in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions, to be paid by us(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for additional disclosure regarding the underwriting discounts and commissions.

We and the selling stockholder named in this prospectus supplement (the “selling stockholder”) have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $8,872,500 of shares of our Class A Common Stock from us and an additional $877,500 of shares of our Class A Common Stock from the selling stockholder, each at the public offering price set forth above, less underwriting discounts and commissions. We will not receive any proceeds from the sale of our Class A Common Stock by the selling stockholder.

On December 2, 2024, we entered into an agreement with Boryung Corporation (together with its affiliates, “Boryung”), an accredited investor, pursuant to which we will sell to Boryung $10.0 million of shares of Class A Common Stock in a concurrent private placement at a purchase price per share equal to the public offering price per share in this offering (the “Private Placement”). The issuance and sale of the Company’s Class A Common Stock pursuant to the Private Placement will be made in reliance upon the exemption from registration under the Securities Act of 1933, as amended, (the “Securities Act”) provided by Section 4(a)(2) thereunder. The Private Placement is contingent upon the consummation of this offering and the satisfaction of certain other customary closing conditions. The consummation of this offering is not contingent on the consummation of the Private Placement. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities in connection with the concurrent Private Placement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our Class A Common Stock against payment on or about     , 2024.

Joint Book-Running Managers

BofA Securities	Cantor	Barclays	Stifel

Roth Capital Partners

The date of this prospectus supplement is    , 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

None of us, the selling stockholder or the underwriters has authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling stockholder and the underwriters are offering to sell, and seeking offers to buy, our shares only in jurisdictions where offers and sales thereof are permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-278288) that was filed with the Securities and Exchange Commission (the “SEC”) and became effective on April 3, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus includes the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

When we refer to “Intuitive Machines,” “we,” “our,” “us,” the “Company” or “Intuitive” in this prospectus supplement and the accompanying prospectus, we mean Intuitive Machines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference herein and therein, along with our consolidated financial statements and related notes incorporated by reference herein and therein.

Overview

We are a space infrastructure and services company founded in 2013 that is contributing to the establishment of lunar infrastructure and commerce on the Moon. We believe we have a leading position in the development of lunar space operating in four business lines: Lunar Access Services, Lunar Data Services, Orbital Services, and Space Products and Infrastructure. We are initially focused on establishing the lunar infrastructure and basis for commerce to inform and sustain human presence off Earth. We believe our business is well positioned for continued growth and expansion:

•

Right Now: Servicing the National Aeronautics and Space Administration (“NASA”) and a worldwide set of commercial payload customers, working to provide access to the lunar surface, cislunar space and data transmission for science, technology, and infrastructure.

•

Tomorrow: Working to provide a thriving, diverse lunar economy, creating new opportunities and markets to enable on-orbit applications, a permanent presence on the Moon, and expand the commercial space exploration marketplace.

We are currently working to provide access to the lunar surface and collect and transmit cislunar data for science, technology, and infrastructure. We are one of a select few companies servicing NASA and a worldwide set of commercial payload customers. We believe we have a strong position with a first mover advantage, as evidenced by three Commercial Lunar Payload Services (“CLPS”) awards to date as of December 31, 2023. On February 22, 2024, Intuitive Machines’ Nova-C lander became the first U.S. vehicle to softly land on the lunar surface since 1972 and landed the vehicle further south than any vehicle in the world has ever soft-landed on the Moon. Our Nova-C lander on the IM-1 mission carried approximately 100 kilograms of payloads and shuttled numerous experiments and technology demonstrations at the lunar surface near the south pole. Our goal is to follow the successful IM-1 mission with IM-2, which will continue to execute experiments and technology demonstrations at the Shackleton Connecting Ridge at the lunar south pole, and IM-3, our third CLPS award, which will land at Reiner Gamma. These missions, along with additional expeditions, are in partnership with NASA, Nokia Corporation, Columbia Sportswear Company, Aegis Aerospace, Inc. and other commercial players. Intuitive Machines offers its customers the flexibility needed to pioneer a thriving, diverse lunar economy and to enable a permanent presence on the Moon.

Additionally, the U.S. Space Forces’ (the “Space Force”) requirement to ensure freedom of action in space is driving their initial focus on cislunar Space Domain Awareness sensors and xGEO Position Navigation and Timing solutions as a result of the ongoing efforts by the United States and the People’s Republic of China (“China”) to return to the lunar surface in a sustainable manner. We believe the U.S. Department of Defense funding for cislunar activities will drive the Space Force to rely on purchasing cislunar commercial services for the next five plus years, as opposed to acquiring and operating new government systems. This funding provides an opportunity for companies such as Intuitive Machines to sell Space Domain Awareness, Position Navigation and Timing, and secure communications to the Space Force, especially given that the commercial sector will be the driving force in providing cislunar products and services due to the capital that is flowing to new space entrants. This, along with other domestic and foreign allied policies, enhances our belief in the growing space economy and why we are well-positioned.

The Transactions

On September 16, 2022, we entered into a Business Combination Agreement. On February 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination Proposal” of the final prospectus and definitive proxy statement of Inflection Point Acquisition Corp. (“IPAX”), dated January 24, 2023 (the “Proxy Statement/Prospectus”) and filed with the SEC on January 24, 2023, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.” (the “Domestication”).

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of IPAX, par value $0.0001 per share (each, a “Cayman Class B Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of IPAX, par value $0.0001 per share (each, a “Cayman Class A Share”). As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Cayman Class A Shares automatically converted, on a one-for-one basis, into a share of Class A Common Stock; (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share automatically converted into a public warrant at an exercise price of $11.50 per share (“Public Warrant”); and (iii) each of the then issued and outstanding units of IPAX were cancelled and each holder thereof was entitled to one share of Class A Common Stock and one-half of one Public Warrant per unit.

On the Closing Date, as contemplated by the Business Combination Agreement and described in the Proxy Statement/Prospectus, we consummated the Business Combination, whereby (i) Intuitive Machines, LLC (“Intuitive Machines OpCo”) appointed us as its managing member, (ii) we issued to certain Intuitive Machines Members a number of shares of the Company’s Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), having one vote per share and no economic rights, or the Company’s Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”), having three votes per share and no economic rights, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of common units in Intuitive Machines OpCo (“Intuitive Machines OpCo Common Units”) held by such person as of and on the Closing Date and (iii) we contributed to Intuitive Machines OpCo an amount in cash equal to the sum of (without duplication): (a) all amounts in the trust account of IPAX, less (x) amounts required for the redemptions of Cayman Class A Shares by stockholders of IPAX prior to the Business Combination and (y) transaction expenses of Intuitive Machines OpCo and IPAX, plus (b) the aggregate proceeds actually received by IPAX from the Securities Purchase Agreement (the “Series A Preferred Securities Purchase Agreement”) with certain investors (collectively, the “Series A Investors”), pursuant to which the Series A Investors purchased $26.0 million (the “Series A Investment”) of 10% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Intuitive Machines, Inc. (the “Series A Preferred Stock”) and warrants exercisable to purchase shares of Class A Common Stock at an initial exercise price of $15.00 (the “Preferred Investor Warrants”), plus (c) all other cash and cash equivalents of IPAX, determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as of 11:59 p.m. Eastern Time on February 12, 2023, plus (d) the Founder Subscription Amount (as defined in the Business Combination Agreement) in exchange for the issuance by Intuitive Machines OpCo to us of (w) a number of Intuitive Machines OpCo Common Units equal to the number of shares of Class A Common Stock issued and outstanding as of the Closing Date, (x) a number of warrants of Intuitive Machines OpCo equal to the number of

Public Warrants issued and outstanding as of the Closing Date, (y) a number of Series A preferred units of Intuitive Machines OpCo equal to the number of shares of Series A Preferred Stock issued and outstanding as of the Closing Date and issued to the Series A Investors and (z) a number of Intuitive Machines OpCo preferred investor warrants equal to the number of Preferred Investor Warrants delivered to the Series A Investors on the Closing Date (together with the Domestication, the “Transactions”). Upon the consummation of the Transactions, as of the open of business on February 13, 2023, IPAX’s ordinary shares, warrants and units ceased trading on Nasdaq, and our Class A Common Stock and Public Warrants began trading on Nasdaq on February 14, 2023 under the symbols “LUNR” and “LUNRW,” respectively.

Concurrent Private Placement

On December 2, 2024, we entered into an agreement with Boryung, an accredited investor, pursuant to which we will sell to Boryung $10.0 million of shares of Class A Common Stock in a concurrent Private Placement. The issuance and sale of the Company’s Class A Common Stock pursuant to the Private Placement will be made in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereunder. The Private Placement is contingent upon the consummation of this offering and the satisfaction of certain other customary closing conditions. The consummation of this offering is not contingent on the consummation of the Private Placement. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities in connection with the concurrent Private Placement.

Corporate Information

IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On February 10, 2023, IPAX domesticated into a Delaware corporation and changed its name to “Intuitive Machines, Inc.” in connection with the Domestication. Intuitive Machines, Inc. is a holding company whose principal assets are the Intuitive Machines OpCo Common Units it holds in Intuitive Machines OpCo.

Our principal executive office is located at 13467 Columbia Shuttle Street, Houston, TX 77059. Our telephone number is (281) 520-3703. Our website address is www.intuitivemachines.com. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus supplement;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of IPAX’s initial public offering);

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•	the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Class A Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the reduced disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

The Offering

The summary below describes the principal terms of this offering. The “Description of Securities” section in the accompanying prospectus contains a more detailed description of the Class A Common Stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page S-7 of this prospectus supplement as well as in the accompanying prospectus and the documents incorporated by reference herein and therein.

Issuer	Intuitive Machines, Inc.

Shares of Class A Common Stock Offered by Us	$65,000,000 of shares (plus up to an additional $8,872,500 of shares at the option of the underwriters).

Shares of Class A Common Stock Offered by the Selling Stockholder	Up to $877,500 of shares at the option of the underwriters.

Concurrent Private Placement	Boryung, an accredited investor, has agreed to purchase $10.0 million of shares of Class A Common Stock in a concurrent Private Placement. The issuance and sale of the Company’s Class A Common Stock pursuant to the Private Placement will be made in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereunder. The Private Placement is contingent upon the consummation of this offering and the satisfaction of certain other customary closing conditions. The consummation of this offering is not contingent on the consummation of the Private Placement. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities in connection with the concurrent Private Placement.

Shares of Class A Common Stock Outstanding After this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares)

Use of Proceeds	We estimate that the net proceeds we will receive from the sale of shares of our Class A Common Stock by us from this offering and the concurrent Private Placement, after deducting estimated underwriting discounts and commissions but before estimated offering expenses payable by us, will be approximately $ million (or $ million if the underwriters exercise in full their option to purchase additional shares of Class A Common Stock).

We currently intend to use the net proceeds from the sale of shares of our Class A Common Stock by us from this offering and the concurrent Private Placement, together with our existing cash, cash equivalents and short-term investment balance to acquire an equivalent number of newly-issued Intuitive Machines OpCo Common Units from Intuitive Machines OpCo, which Intuitive Machines OpCo will in turn use for general corporate purposes, including operations, research and development and potential mergers and acquisitions.

In the event the underwriters exercise their option to purchase additional shares, we will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholder. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk Factors	Investing in our Class A Common Stock involves risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our other filings with the SEC incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our Class A Common Stock.

Listing	Our Class A Common Stock is listed on the Nasdaq under the symbol “LUNR.”

Transfer Agent	Continental Stock Transfer & Trust Company

All information in this prospectus supplement, unless otherwise indicated or the context otherwise requires, related to the number of shares of our Class A Common Stock to be outstanding immediately after this offering and the other information based thereon is based on 80,857,602 shares of Class A Common Stock outstanding as of November 8, 2024 and does not reflect:

•	such shares of Class A Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares of Class A common stock;

•	such shares of Class A Common Stock issuable to Boryung in connection with the concurrent Private Placement;

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59,489,192 shares of Class A Common Stock issuable upon exchange of 59,489,192 Intuitive Machines OpCo Common Units and the related shares of Class C Common Stock that are held by certain Intuitive Machines Members;

•	1,975,309 shares of Class A Common Stock (as of November 8, 2024) issuable upon the conversion of 5,000 shares of Series A Preferred Stock that are held by the Series A Investors;

•	706,522 shares of Class A Common Stock (as of November 8, 2024) issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 per share;

•	21,930,283 shares of Class A Common Stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants at an exercise price of $11.50 per share;

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8,001,560 shares of Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, issuable upon the exercise of the Conversion Warrants;

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7,499,998 shares of Class A Common Stock issuable upon the exchange of 7,499,998 Intuitive Machine OpCo earn out units and the related shares of Class C Common Stock that may be issued to certain Intuitive Machines Members in connection with certain triggering events;

•	8,109,205 shares of Class A Common Stock reserved for future grant or issuance under the Intuitive Machines, Inc. 2023 Long Term Omnibus Incentive Plan; and

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1,027,451 shares of Class A Common Stock issuable upon exchange of 1,027,451 Intuitive Machines OpCo Common Units and the related shares of Class B Common Stock that may be issued to certain Intuitive Machines Members upon exercise of outstanding options to purchase such Intuitive Machines OpCo Common Units.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. The risk factors included in this section of the prospectus supplement provide updates on certain, but not all, risk factors that are included in our most recent Annual Report on Form 10-K. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

Our ability to be successful depends upon the efforts of our Board and key personnel and the loss of such persons could negatively impact the operations and profitability of our business.

Our ability to be successful will be dependent upon the efforts of our Board and key personnel. We cannot assure you that our Board and key personnel will be effective or successful or remain with us. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause our management to expend time and resources becoming familiar with such requirements.

These challenges and uncertainties may impair our ability to attract, retain and motivate key personnel. The departure of key employees because of issues related to the uncertainty and difficulty of integration or a desire not to remain with us could have a negative effect on our business, financial condition or results of operations.

If we fail to manage our growth effectively, we may be unable to execute our business plan and our business, results of operations, and financial condition could be harmed.

In order to achieve the substantial future revenue growth we have projected, we must develop and market new products and services. We intend to expand our operations significantly. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

•	hiring and training new personnel;

•	developing new technologies;

•	controlling expenses and investments in anticipation of expanded operations;

•	continuing to improve the existing operational management and financial reporting systems and team to comply with requirements as a public company; and

•	implementing and enhancing administrative infrastructure, systems and processes.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, products and services, supply, IT/cyber and manufacturing functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to continue to leverage our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for the manufacture of our space vehicles and related equipment.

Our continued growth, including recent awards, could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to produce our space vehicles and related equipment, and delays in production. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

Customer concentration creates risks for our business.

For the year ended December 31, 2023 and the nine months ended September 30, 2024, approximately 74% and 91%, respectively, of our revenues came from one major customer. To the extent that any large customer were to default or otherwise fail to perform or be delayed in the fulfillment of its contractual obligations to us, changes its ordering patterns or business strategy, or otherwise reduces its purchases or stops purchasing our products or services, or if we experience difficulty in meeting the demand by these customers for our products or services, our revenues and results of operations could be adversely affected.

Disruptions in U.S. government operations and funding could harm our business, results of operations, and financial condition could be harmed.

Any disruptions in federal government operations could have a material adverse effect on our revenues, earnings, and cash flows. A prolonged failure to maintain significant U.S. government operations or delays or cancellations of U.S. programs based on budgetary constraints, particularly those pertaining to our business, could have a material adverse effect on our revenues, earnings, and cash flows. Continued uncertainty related to recent and future government shutdowns, including related to a change in administration, the budget and/or the failure of the government to enact annual appropriations, such as long-term funding under a continuing resolution, could have a material adverse effect on our revenues, earnings and cash flows. Additionally, disruptions in government operations may negatively impact regulatory approvals and guidance that are important to our operations.

We may experience delayed launches, launch failures, failure of lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of lunar landers, and insufficient capacity available from lunar lander launch providers. Any such issue could result in the loss of our lunar landers or cause significant delays in their deployment, which could harm our business, prospects, financial condition and results of operations.

Delays in launching landers are common and can result from manufacturing delays, unavailability of reliable launch opportunities with suppliers, launch supplier schedule delays, delays in obtaining required regulatory approvals, changes in landing coordinates, updates to mission specifications (including mission scope and objectives) and launch failures. If lander manufacturing schedules are not met, a launch opportunity may not be available at the time the landers are ready to be launched. We also share launches with other manufacturers who may cause launch delays that are outside of our control. In addition, launch vehicles may fail, which could result in the destruction of any landers we have in such launch vehicle or an inability for the landers to perform their intended mission. Launch failures also result in significant delays in the deployment of landers because of the need to manufacture replacement parts, which typically takes up to six months or longer, and to obtain another launch opportunity. We also regularly review intended landing coordinates in order to determine the optimal landing site for our landers in consultation with NASA, while also updating mission specifications such as the scope of missions and the mission objectives. As such, from time to time, we have made, and expect to continue to make, material modifications to our missions, each of which may, alone or in the aggregate, cause us to experience material delays. Further, it could be more costly, and potentially prohibitively more costly, for us to launch and deploy our landers in the future due to increases in the cost of launches, launch insurance rates and launch-related services. We are currently targeting a mission launch window of early 2025 for our IM-2 mission. Any launch failure, underperformance, delay or increased cost on lander launches or related services, including on our IM-2 mission, could have a material adverse effect on our results of operations, business prospects and financial condition.

We may experience delayed satellite launches, failure of our satellites to reach their planned orbital locations, significant increases in production costs of our satellites. Any such issue could harm our business, prospects, financial condition and results of operations.

Delays in launching satellites are common and can result from manufacturing delays, updates to mission specifications (including mission scope and objectives) and launch failures. In September 2024, NASA awarded us a verification task order for NSN communication and navigation services for missions in the lunar region. For the Company to begin to have services under the NSN contract, we must successfully launch at least one satellite into a lunar orbit and five satellites to complete the constellation. If satellite schedules are not met, our operations may be materially adversely impacted. In addition, satellite deployment mechanisms may fail, which could result in an inability for the satellites to perform their intended mission. Further, it could be more costly, and potentially prohibitively more costly, for us to build and deploy our satellites in the future due to supplier cost increases. Any satellite failure, underperformance, delay or increase cost could have a material adverse effect on our results of operations, business prospects and financial condition.

We rely on a limited number of suppliers for certain materials and supplied components. We may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms.

We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms, which could impair our ability to fulfill our orders in a timely manner or increase our costs of production.

Our ability to manufacture our launch vehicles is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. Our reliance on suppliers to secure these raw materials and supplied components exposes us to volatility in the prices, quality, and availability of these materials. We may not be able to obtain sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in manufacture of our spacecraft or increased costs.

In addition, we have in the past and may in the future experience delays in manufacturing or operations as we go through the requalification process with any replacement third-party supplier, as well as the limitations imposed by the ITAR and other restrictions on transfer of sensitive technologies. Additionally, the imposition of tariffs on such raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

Our business is substantially dependent on contracts entered into with customers in the ordinary course of business. As such, we are subject to counterparty risk. If a counterparty to one of our contracts were to default or otherwise fail to perform or be delayed in its performance on any of its contractual obligations to us, such default, failure to perform or delay could have a material adverse effect on our business, financial condition and results of operations.

Our business is substantially dependent on contracts entered into with customers, in the ordinary course of business. Our budgeted capital expenditures, forecasted growth and strategic plan are based on revenues expected to be generated pursuant to signed contracts existing as of the date such budget, forecast and strategic plan are approved by management and our Board. If a customer were to default or otherwise fail to perform or be delayed in the fulfillment of its contractual obligations to us, we would be required to adjust our budget, forecasts and strategic plans to mitigate the impact of such circumstance, which may negatively affect our business, financial condition, cash flows and/or liquidity. Additionally, if the scope of anticipated work related to any customer contract were to change due to unforeseen circumstances or evolving requirements of one or more of our counterparties, we may be unable to generate revenue on our anticipated timeline or may be required to incur increased costs from those originally estimated for a project, which could cause our budgets, forecasts and plans to be inaccurate. For instance, due to a change in the landing site of the IM-1 mission and an incremental delay in milestone payments, certain revenue associated with this mission shifted from 2023 to 2024. While we endeavor to mitigate this risk by assuming potential delays in revenue generation and estimated contract progress when preparing our budget, forecast and strategic plans, it is not possible to predict with accuracy the impact of any default, failure to perform or delay, which results in our inability to completely mitigate such risks. As such, the counterparty default, failure to perform or delay in performance may have a material adverse impact on our business, financial condition and results of operations.

We are dependent on technology and automated systems to operate our business.

We depend heavily on technology and automated systems to effectively operate our business. Any substantial, extended, or repeated failures of these systems could negatively affect our business, compromise the security of our information or other information stored on, transmitted by, or otherwise processed by these systems, result in the loss of or damage to important data, loss of revenue and increased costs, and generally harm our business. Additionally, loss of key talent required to maintain and advance these systems could have a material impact on our operations. Like other companies, our systems may be vulnerable to disruptions due to events beyond our control, including natural disasters, power disruptions, software or equipment failures, terrorist attacks, cybersecurity incursions, computer viruses and hackers. There can be no assurance that the measures we have taken to reduce the adverse effects of certain potential failures or disruptions are adequate to prevent or remedy disruptions of our systems or prevent or mitigate all attacks. In addition, we will need to continuously make significant investments in technology to periodically upgrade and replace existing systems. If we are unable to make these investments or fail to successfully implement, upgrade or replace our systems, our operations and business could be adversely impacted. For example, in July 2024, certain businesses experienced disruptions related to a software update by a cybersecurity technology company. As of the date hereof, we have not experienced any significant impacts due to software updates, but we could in the future experience similar software-induced interruptions to our operations.

We are a “smaller reporting company” under federal securities laws and we cannot be certain whether the reduced reporting requirements applicable to such companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company” under federal securities laws, but we believe we will no longer qualify as a “smaller reporting company” beginning with our 10-K for fiscal 2025. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we cannot predict if investors will find our common stock less attractive for so long as we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline or be more volatile.

We and Intuitive Machines, LLC are controlled by our Founders (as defined below), whose interests may differ from those of our public stockholders.

Our Founders Dr. Kamal Ghaffarian, Stephen Altemus and Timothy Crain and their permitted transferees (collectively, the “Founders”), have control over all stockholder decisions because they control a substantial majority of the combined voting power. This may limit or preclude your ability to influence corporate matters. As of November 8, 2024, our Founders collectively control approximately 69% of the combined voting power of our common stock as a result of their ownership of Class C Common Stock, each share of which is entitled to three votes on all matters submitted to a vote of our stockholders.

As a result, the Intuitive Machines Founders have the ability to control any action requiring the general approval of our stockholders, including the election and removal of directors and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendments to the Certificate of Incorporation and By-Laws and other significant corporate transactions for so long as they retain significant ownership of our Class C Common Stock. This concentration of ownership and voting power may also delay, defer or even prevent an acquisition by a third party or other change of control of us and may make some transactions more difficult or impossible without their support, even if such events are in the best interests of minority stockholders. This concentration of voting power may have a negative impact on the trading price of Class A Common Stock.

Our Founders are entitled to vote their shares, and shares over which they have voting control, in their own interests, which may not always be in the interests of our stockholders generally. Because our Founders hold their economic interest in our business through Intuitive Machines, LLC, rather than through us, they may have conflicting interests with holders of shares of Class A Common Stock. For example, our Founders may have a different tax position from us, which could influence their decisions regarding whether and when we should dispose of assets or incur new or refinance existing indebtedness, especially in light of the existence of the Tax Receivable Agreement, and whether and when we should undergo certain changes of control within the meaning of the Tax Receivable Agreement or terminate the Tax Receivable Agreement. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to us. See “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.” In addition, our Founders’ ability to effectively control us may discourage someone from making a significant equity investment in us, or could discourage transactions involving a change in control, including transactions in which you as a holder of shares of Class A Common Stock might otherwise receive a premium for your shares over the then-current market price.

Our business and operations could be negatively affected if it becomes subject to certain claims, litigation or shareholder activism, which could, among other things, cause us to incur significant expense, negatively impact our reputation, hinder execution of business and growth strategy and impact our stock price.

We may be subject to certain claims, litigation, shareholder activism or other proceedings, which could take many forms or arise in a variety of situations. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our Board’s attention and resources from our business. Additionally, the Company has been, and may in the future become, subject to litigation from customers, suppliers or other parties. For example, on November 22, 2024, an alleged successor in interest to a purported former holder of shares of our Series A Preferred Stock (the “Plaintiff”) filed a breach of contract action in the Delaware Court of Chancery alleging that Plaintiff’s predecessor received fewer shares of common stock upon conversion of its shares of Series A Preferred Stock than it was allegedly entitled to receive under the terms of the applicable certificate of designation. The Plaintiff is seeking unspecified contractual damages and equitable relief. Although we believe that we have meritorious defenses and intend to vigorously defend the litigation, we cannot be certain as to the ultimate outcome of this matter or as to any potential losses we may incur, which may be material. Any litigation could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any litigation and stockholder activism.

We cannot predict the impact our multi-class structure may have on our stock price.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A Common Stock or in adverse publicity or other adverse consequences. Our multi-class capital structure may make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. In addition, other stock indices may take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and would make our Class A Common Stock less attractive to other investors. As a result, the trading price and volume of our Class A Common Stock could be adversely affected.

Our management will have broad discretion over the use of the proceeds from this offering and the concurrent Private Placement, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the proceeds that we will receive from this offering and the concurrent Private Placement and could use them for purposes other than those contemplated at the time of this offering and the concurrent Private Placement. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess how the proceeds will be used. Our management may spend a portion or all of the net proceeds from this offering and the concurrent Private Placement in ways that our stockholders may not desire or that may not yield a favorable return.

TAX CONSEQUENCES

For a discussion of certain material U.S. federal income tax consequences of owning shares of our Class A Common Stock, please see the section “Material U.S. Federal Income Tax Consequences for Holders of Class A Common Stock and Warrants” in the accompanying prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.

All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding our expectations and plans relating to our lunar missions, including the expected timing of launch and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; and our expectations on revenue and cash generation. These forward-looking statements reflect our predictions, projections or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this prospectus supplement:

•	our reliance upon the efforts of our key personnel and board of directors (the “Board”) to be successful;

•	our limited operating history;

•	our failure to manage our growth effectively and failure to win new contracts;

•	competition from existing or new companies;

•	unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;

•	failure of the market for commercial spaceflight to achieve the growth potential we expect;

•

any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers;

•	our customer concentration;

•	our reliance on a single launch service provider;

•	risks associated with commercial spaceflight, including any accident on launch or during the journey into space;

•	risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;

•	our reliance on a limited number of suppliers for certain materials and supplied components;

•	failure of our products to operate in the expected manner or defects in our sub-systems;

•

counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;

•	failure to successfully defend protest from other bidders for government contracts;

•	failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business;

•	our failure to protect the confidentiality of our trade secrets and unpatented know how;

•	our failure to comply with the terms of third-party open source software our systems utilize;

•	our ability to maintain an effective system of internal control over financial reporting, and to address and remediate material weaknesses in our internal control over financial reporting;

•

the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts and funding by the government for the government contracts;

•	our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;

•	uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation;

•	our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations;

•	the cost and potential outcomes of potential future litigation;

•	our public securities’ potential liquidity and trading;

•

the sufficiency and anticipated use of our existing capital resources to fund our future operating expenses and capital expenditure requirements and needs for additional financing, including this offering and the concurrent Private Placement; and

•	our anticipated use of net proceeds from this offering and the concurrent Private Placement.

These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that we are not able to predict accurately or over which it has no control. The sections in the documents incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of shares of our Class A Common Stock by us from this offering and the concurrent Private Placement, after deducting estimated underwriting discounts and commissions but before estimated offering expenses payable by us, will be approximately $    million (or $    million if the underwriters exercise in full their option to purchase additional shares of Class A Common Stock).

We currently intend to use the net proceeds from the sale of shares of our Class A Common Stock by us from this offering and the concurrent Private Placement, together with our existing cash, cash equivalents and short-term investment balance, to acquire an equivalent number of newly-issued Intuitive Machines OpCo Common Units from Intuitive Machines OpCo, which Intuitive Machines OpCo will in turn use for general corporate purposes, including operations, research and development and potential mergers and acquisitions.

In the event the underwriters exercise their option to purchase additional shares, we will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholder.

The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein. As a result, our management will have broad discretion over the uses of the net proceeds we will receive from this offering and the concurrent Private Placement, and investors will be relying on the judgment of our management regarding the application of the proceeds, which may ultimately vary from their current intended use.

Pending our use of the net proceeds as described above from this offering and the concurrent Private Placement, we may invest such net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government, or hold the net proceeds as cash.

SELLING STOCKHOLDER

The following table and accompanying footnotes set forth information regarding the beneficial ownership of shares of our Class A Common Stock and Intuitive Machines OpCo Common Units as of November 8, 2024, before and after giving effect to this offering by the selling stockholder.

The information below is based on an aggregate of 80,857,602 shares of Class A Common Stock and 59,489,192 shares of Class C Common Stock issued and outstanding as of November 8, 2024. No shares of Class B Common Stock were issued and outstanding as of November 8, 2024. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including warrants that are currently exercisable or exercisable within 60 days of November 8, 2024. Voting power represents the combined voting power of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval and holders of Class C Common Stock are entitled to three votes per share on all matters submitted to the stockholders for their vote or approval.

For further information regarding material relationships and transactions between us and the selling stockholder, see “Item 13. Certain Relationships and Related Transactions and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement.

	Intuitive Machines, Inc. Securities Beneficially Owned												Class A Common Stock to be Sold in the Offering(1)
	Class A Common Stock				Class B Common Stock				Class C Common Stock					Combined Voting Power(2)
Name of Selling Stockholder	Prior to this Offering		After this Offering Assuming Underwriters’ Option is Exercised in Full		Prior to this Offering		After this Offering Assuming Underwriters’ Option is Exercised in Full		Prior to this Offering		After this Offering Assuming Underwriters’ Option is Exercised in Full		Assuming Underwriters’ Option is Exercised in Full	Prior to this Offering	After this Offering Assuming Underwriters’ Option is Exercised in Full
	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%	Number %	%
Dr. Timothy Crain(3)	48,310	*	48,310	*	—	—	—	—	9,201,457	15.5%				10.7%

*	Less than one percent
(1)

Prior to this offering, the selling stockholder will exchange Intuitive Machines OpCo Common Units (along with the cancellation of the paired share of Class C Common Stock) for shares of our Class A Common Stock to be sold by the selling stockholder in this offering.

(2)

Represents percentage of voting power of the Class A Common Stock, Class B Common Stock and Class C Common Stock of Intuitive Machines, Inc. voting together as a single class. See “Description of Securities—Common Stock” in the accompanying prospectus.

(3)

Reflects (i) 48,310 shares of Class A common stock received upon conversion of vested RSUs and PRSUs and (ii) 9,201,457 Intuitive Machines OpCo Common Units and a corresponding number of shares of Class C Common Stock.

UNDERWRITING

BofA Securities, Inc., Cantor Fitzgerald & Co., Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the number of shares of Class A Common Stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.
Cantor Fitzgerald & Co.
Barclays Capital Inc.
Stifel, Nicolaus & Company, Incorporated
Roth Capital Partners, LLC

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us and the selling stockholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $     per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and commissions to be paid by us and the selling stockholder, and proceeds before expenses to us and the selling stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Underwriting discounts and commissions to be paid by the selling stockholder	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling stockholder	$	$	$

The expenses of the offering and the concurrent Private Placement, not including the underwriting discount and commissions payable by us and the selling stockholder, are estimated at $    and are payable by us. We have also agreed to reimburse the underwriters for their expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority in an amount up to $25,000.

Option to Purchase Additional Shares

We and the selling stockholder have granted the underwriters an option to purchase up to $8,872,500 of additional shares of our Class A Common Stock from us and $877,500 of additional shares of our Class A Common Stock from the selling stockholder, in aggregate, at the public offering price, less the underwriting discount and commissions. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table. In the event the underwriters exercise their option to purchase additional shares, we will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholder

No Sales of Similar Securities

We and the selling stockholder, our executive officers and directors have agreed not to sell or transfer any Class A Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A Common Stock, for 75 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any Class A Common Stock,

•	sell any option or contract to purchase any Class A Common Stock,

•	purchase any option or contract to sell any Class A Common Stock,

•	grant any option, right or warrant to purchase any Class A Common Stock,

•	lend or otherwise transfer or dispose of or transfer any Class A Common Stock,

•	request or demand that we file or make a confidential submission of a registration statement related to the Class A Common Stock,

•

enter into any hedging, swap, loan or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of any Class A Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, or

•	publicly disclose the intention to do any of the foregoing.

This lock-up provision applies to Class A Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock. It also applies to Class A Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Listing

Our Class A Common Stock is listed on Nasdaq under the symbol “LUNR.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A Common Stock. However, the representatives may engage in transactions that stabilize the price of our Class A Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Class A Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A Common Stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of our Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

Neither we, the selling stockholder nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Common Stock. In addition, neither we, the selling stockholder nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the Class A Common Stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, we and Cantor Fitzgerald & Co. entered into a Controlled Equity OfferingSM Sales Agreement, dated March 27, 2024, relating to the sale of an aggregate of $100 million of shares of Class A Common Stock through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, which was terminated according to its terms on September 1, 2024. In addition, we and CF Principal Investments LLC, an affiliate of Cantor Fitzgerald & Co., entered into a Common Stock Purchase Agreement, dated September 16, 2022, relating to an equity facility and pursuant to which we may, subject to the satisfaction of certain conditions, direct CF Principal Investments LLC to purchase up to the lesser of (i) $50 million of newly issued shares of Class A Common Stock and (ii) the Exchange Cap (as defined in the Common Stock Purchase Agreement), which was terminated according to its terms on September 1, 2024.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares in Switzerland. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus within the meaning of, and has been prepared without regard to, the FinSA, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility in Switzerland). Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of Class A Common Stock will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US), New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to, among other things, the shares of Class A Common Stock offered hereby. This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our Class A Common Stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy or form of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers.

We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge at the SEC’s website. We also make available our annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30,2024 filed with the SEC on May 14, 2024, August  13, 2024 and November 15, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  11, 2024 (Items 1.01 and 3.02 only), January  16, 2024, January  30, 2024, February  1, 2024, February  12, 2024, March  27, 2024, April  3, 2024 (Item 8.01 only), April  5, 2024, April  29, 2024, June  7, 2024, August  29, 2024 (Item 8.01 only), September  9, 2024 (Item 5.02 only) and September 17, 2024 (Item 8.01 only).

•

the description of our shares of Class  A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 14, 2023, including all amendments and reports filed for the purpose of updating such description; and

•

all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus supplement or in the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus. You should direct requests for those documents to:

Intuitive Machines, Inc.

13467 Columbia Shuttle Street Houston, TX 77059

(281) 520-3703

Attention: Corporate Secretary

We maintain an internet site at https://intuitivemachines.com/. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or any registration statement of which it forms a part.

PROSPECTUS

Up to $300,000,000

Class A Common Stock

Offered by Intuitive Machines, Inc.

and

159,808,031 Shares of Class A Common Stock

8,295,000 Warrants to Purchase Class A Common Stock

Offered by Selling Securityholders

Intuitive Machines, Inc. may from time to time offer and sell shares of Class A Common Stock in one or more offerings of up to $300,000,000 of Class A Common Stock in the aggregate.

In addition, this prospectus relates to:

•

the resale from time to time of up to (i) 102,559,394 shares of Class A Common Stock (the “Initial Resale Shares”), (ii) 6,845,000 Private Placement Warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share originally issued in a private placement at a price of $1.00 per Private Placement Warrant to the Sponsor in connection with the initial public offering of IPAX, (iii) 1,450,000 Public Warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share originally issued by IPAX as part of its initial public offering of units at a price of $10.00 per unit, with each unit consisting of one IPAX Class A ordinary share and one-half of one warrant to purchase one IPAX Class A ordinary share, (iv) 21,930,384 shares of Class A Common Stock upon the exercise of the outstanding Initial Resale Warrants, (v) 14,117,649 shares of Class A Common Stock, comprised of (a) 4,705,883 PIPE Shares issued to Armistice in connection with the closing of the Armistice Private Placement and (b) 9,411,776 shares of Class A Common Stock issued to Armistice upon the exercise of the Initial PIPE Warrants by Armistice, (vi) 9,411,766 shares of Class A Common Stock issued to Armistice upon the exercise of the New PIPE Warrants by Armistice and (vii) 11,788,838 shares of Class A Common Stock, comprised of (a) 3,487,278 shares of Class A Common Stock issued to Ghaffarian Enterprises in connection with the Loan Conversion and (b) up to 8,301,560 shares of Class A Common Stock issuable upon the exercise of the Conversion Warrants; and

•

the issuance by the Company of (i) 72,499,922 shares of Class A Common Stock upon the redemption of Intuitive Machines OpCo Common Units as required by the A&R Registration Rights Agreement (as defined below), (ii) 21,930,384 shares of Class A Common Stock upon the exercise of Initial Resale Warrants as required by the Warrant Agreement, (iii) 9,597,534 shares of Class A Common Stock upon the conversion of the Series A Preferred Stock as required by the Series A Preferred Securities Purchase Agreement, (iv) 706,522 shares of Class A Common Stock upon the exercise of the Preferred Investor Warrants as required by the Series A Preferred Securities Purchase Agreement, and (v) an aggregate of up to 8,301,590 shares of Class A Common Stock issuable upon the exercise of (a) the Conversion Series A Warrant, which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (b) the Conversion Series B Warrant, which entitles the holder thereof to purchase up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof.

The 102,559,394 Initial Resale Shares consist of (i) an aggregate of 11,460,416 shares of Class A Common Stock issued in connection with the Transactions (as defined below) by us to certain of the selling securityholders named in this prospectus (each, a “selling securityholder” and, collectively, the “selling securityholders”) at an equity consideration value of $10.00 per share, (ii) up to 72,499,922 shares of Class A Common Stock in exchange for 72,499,922 common units (“Intuitive Machines OpCo Common Units”) of Intuitive Machines, LLC, a Delaware limited liability company (“Intuitive Machines OpCo”) and a direct subsidiary of the Company, (including Intuitive Machines OpCo Common Units that may be issued in the future pursuant to the future exercise of currently-outstanding options to purchase such Intuitive Machines OpCo Common Units) originally issued to the members of Intuitive Machines OpCo (the “Intuitive Machines Members”) at an average price of $0.25 per Intuitive Machines Opco Common Unit tendered for redemption by one or more of Intuitive Machines Members, and including the possible resale from time to time of some or all of such shares of Class A Common Stock by certain of the selling securityholders, (iii) up to 9,597,534 shares of Class A Common Stock upon the conversion of 26,000 shares of Series A Preferred Stock originally issued to the Series A Investors (as defined below), (iv) up to 706,522 shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 originally issued to the Series A Investors at a price of $1,000 per share of Series A Preferred Stock and Preferred Investor Warrant in connection with the Series A Preferred Securities Purchase Agreement, (v) 6,845,000 shares of Class A Common Stock underlying the Private Placement Warrants and (vi) 1,450,000 shares of Class A Common Stock underlying the Public Warrants.

On February 10, 2023, as contemplated by that certain Business Combination Agreement, dated as of September 16, 2022 (the “Business Combination Agreement”), by and between IPAX and Intuitive Machines OpCo, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.” (the “Domestication”).

On February 13, 2023 (the “Closing Date”), the Company consummated the transactions contemplated by the Business Combination Agreement, whereby (i) Intuitive Machines OpCo appointed the Company as its managing member, (ii) the Company issued to certain existing members of Intuitive Machines OpCo a number of shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), or Class C Common Stock, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date, (iii) the Company contributed to Intuitive Machines OpCo an amount in cash in exchange for certain units in Intuitive Machines OpCo and (iv) the Company effected the other transactions contemplated by the Business Combination Agreement (together with the Domestication, the “Transactions”).

The PIPE Securities were issued and sold to Armistice on September 5, 2023 in the Armistice Private Placement pursuant to that certain Securities Purchase Agreement (the “Armistice Purchase Agreement”), dated as of August 30, 2023, by and between the Company and Armistice for aggregate gross proceeds of approximately $20.0 million, before deducting expenses relating to the Armistice Private Placement.

The New PIPE Warrants were issued to Armistice on January 12, 2024 in a private placement (the “New Warrants Private Placement”) pursuant to Section 4(a)(2) of the Securities Act pursuant to that certain Warrant Exercise Agreement (the “Warrant Exercise Agreement”), dated as of January 10, 2024, by and between the Company and Armistice. Pursuant to the Warrant Exercise Agreement, Armistice exercised in full (the “Exercise”) the Series B Warrant. In consideration for the immediate and full exercise of the Series B Warrant for cash, Armistice received the New PIPE Warrants in the New Warrants Private Placement. In connection with the Exercise, the Company also agreed to reduce the exercise price of the Series B Warrant from $4.75 to $2.50 per share and the exercise price of the Series A Warrant from $4.75 to $2.75 per share. The gross proceeds to the Company from the Exercise were approximately $11.8 million, prior to deducting estimated offering expenses.

Pursuant to exercise notices delivered by Armistice to the Company on February 9, 2024, February 12, 2024 and February 15, 2024, Armistice exercised in full (the “Series A Warrant Exercise”) the Series A Warrant for cash. The gross proceeds to the Company from the Series A Warrant Exercise were approximately $12.9 million.

Pursuant to exercise notices delivered by Armistice to the Company between February 16, 2024 and February 23, 2024, Armistice exercised in full the New Series B Warrant for cash (the “New Series B Warrant Exercise”) and the New Series A Warrant for cash (the “New Series A Warrant Exercise”). The gross proceeds to the Company from the New Series B Warrant Exercise and the New Series A Warrant Exercise were approximately $25.9 million.

On January 10, 2024, Intuitive Machines Opco entered into a series of loan documents with Pershing LLC, an affiliate of Bank of New York Mellon (the “Lender”), pursuant to which the Lender extended credit in an amount not to exceed $10 million (the “Credit Line”) to Intuitive Machines Opco. The Credit Line was guaranteed by Ghaffarian Enterprises with collateral including marketable securities, in favor of the Lender for the benefit of Intuitive Machines Opco. On the same day, Intuitive Machines Opco borrowed against the Credit Line in the amount of $10.0 million.

On January 28, 2024, the Company, Intuitive Machines Opco and Ghaffarian Enterprises entered into a letter agreement pursuant to which, on January 29, 2024, Ghaffarian Enterprises contributed (the “Contribution”) $10.0 million to the Company and Intuitive Machines OpCo for purposes of repaying the principal amount owed by Intuitive Machines Opco to the Lender under the Credit Line. In exchange for the Contribution, the Company issued to Ghaffarian Enterprises (i) 3,487,278 shares of Class A Common Stock, (ii) the Conversion Series A Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (iii) the “Conversion Series B Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof (such transactions, collectively, the “Loan Conversion”). The Conversion Series A Warrant is immediately exercisable and has an expiration date of January 29, 2029. The Conversion Series B Warrant is immediately exercisable and has an expiration date of July 29, 2025.

We will receive the proceeds from the issuance and sale of the Class A Common Stock offered by us.

We will receive the proceeds from any exercise of the Initial Resale Warrants and the Preferred Investor Warrants for cash, but not from the issuance of any shares of Class A Common Stock upon exchange of Intuitive Machines OpCo Common Units or the resale of any shares of Class A Common Stock or Initial Resale Warrants by the applicable selling securityholders covered by this prospectus. Each Initial Resale Warrant and Preferred Investor Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share. If the price of our Class A Common Stock remains below $11.50 per share, which is the exercise price of our Initial Resale Warrants and our Preferred Investor Warrants, the holders of the Initial Resale Warrants or the Preferred Investor Warrants, as applicable, will be unlikely to cash exercise their Initial Resale Warrants or Preferred Investor Warrants, as applicable, resulting in little to no cash proceeds to us.

We will receive the proceeds from any exercise of the New PIPE Warrants for cash, but not from the resale of any shares of Class A Common Stock by the applicable selling securityholder covered by this prospectus. Each of the New PIPE Warrants entitles the holder thereof to purchase up to 4,705,883 shares of our Class A Common Stock at a price of $2.75 per share. If the price of our Class A Common Stock is below $2.75 per share, the holders of the New PIPE Warrants will be unlikely to cash exercise such New PIPE Warrants, resulting in little to no cash proceeds to us.

We will receive the proceeds from any exercise of the Conversion Warrants for cash, but not from the resale of any shares of Class A Common Stock by the applicable selling securityholder covered by this prospectus. Each of the Conversion Warrants entitles the holder thereof to purchase up to 4,150,780 shares of, at the holder’s election, our Class A Common Stock (at an exercise price per share equal to $2.57 per share), our Class C

Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof. If the price of our Class A Common Stock is below $2.57 per share, the holder of the Conversion Warrants will be unlikely to cash exercise such New PIPE Warrants, resulting in little to no cash proceeds to us.

We will bear all costs, expenses, and fees in connection with the registration of the securities covered by this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities covered by this prospectus.

Our Class A Common Stock and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LUNR” and “LUNRW,” respectively. On March 25, 2024, the closing price of our Class A Common Stock was $6.15 per share and the closing price of our Public Warrants was $1.61 per warrant.

Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated April 3, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, specific information about the terms of that offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Nasdaq ticker symbols for our Class A Common Stock and Public Warrants are “LUNR” and “LUNRW,” respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, any prospectus supplement and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to statements regarding our expectations and plans relating to our first mission to the Moon, including the expected timing and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long term sustainable shareholder value; and our expectations on revenue and cash generation. These forward-looking statements reflect the Company’s predictions, projections or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this prospectus:

•	our reliance upon the efforts of our board of directors (the “Board”) and key personnel to be successful;

•	our limited operating history;

•	our failure to manage our growth effectively;

•	competition from existing or new companies;

•	unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;

•	failure of the market for commercial spaceflight to achieve the growth potential we expect;

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any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers;

•	our customer concentration;

•	risks associated with commercial spaceflight, including any accident on launch or during the journey into space;

•	risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;

•	our reliance on a limited number of suppliers for certain materials and supplied components;

•	failure of our products to operate in the expected manner or defects in our products;

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counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;

•	failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business;

•	our failure to protect the confidentiality of our trade secrets and know how;

•	our failure to comply with the terms of third-party open source software our systems utilize;

•	our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting;

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the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts;

•	our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;

•	uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation;

•	our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations; and

•	our public securities’ potential liquidity and trading.

These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that the Company is not able to predict accurately or over which it has no control. The sections in the documents incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus, any prospectus supplement and the documents incorporated herein and therein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus, any applicable prospectus supplement, in our Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before making an investment decision.

Overview

We are a space infrastructure and services company founded in 2013 that is contributing to the establishment of lunar infrastructure and commerce on the Moon. We believe we have a leading position in the development of lunar space operating in four business lines: Lunar Access Services, Lunar Data Services, Orbital Services, and Space Products and Infrastructure. We are initially focused on establishing the lunar infrastructure and basis for commerce to inform and sustain human presence off Earth. We believe our business is well positioned for continued growth and expansion:

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Right Now: Servicing the National Aeronautics and Space Administration (“NASA”) and a worldwide set of commercial payload customers, working to provide access to the lunar surface, cislunar space and data transmission for science, technology, and infrastructure.

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Tomorrow: Working to provide a thriving, diverse lunar economy, creating new opportunities and markets to enable on-orbit applications, a permanent presence on the Moon, and expand the commercial space exploration marketplace.

We are currently working to provide access to the lunar surface and collect and transmit cislunar data for science, technology, and infrastructure. We are one of a select few companies servicing NASA and a worldwide set of commercial payload customers. We believe we have a strong position with a first mover advantage, as evidenced by three Commercial Lunar Payload Services (“CLPS”) awards to date as of December 31, 2023. On February 22, 2024, Intuitive Machines’ Nova-C lander became the first U.S. vehicle to softly land on the lunar surface since 1972 and landed the vehicle further south than any vehicle in the world has ever soft-landed on the Moon. Our Nova-C lander on the IM-1 mission carried approximately 100 kilograms of payloads and shuttled numerous experiments and technology demonstrations at the lunar surface near the south pole. Our goal is to follow the successful IM-1 mission with IM-2, which will continue to execute experiments and technology demonstrations at the Shackleton Connecting Ridge at the lunar south pole, and IM-3, our third CLPS award, which will land at Reiner Gamma. These missions, along with additional expeditions, are in partnership with NASA, Nokia Corporation, Columbia Sportswear Company, Aegis Aerospace, Inc. and other commercial players. Intuitive Machines offers its customers the flexibility needed to pioneer a thriving, diverse lunar economy and to enable a permanent presence on the Moon.

Additionally, the U.S. Space Forces’ (the “Space Force”) requirement to ensure freedom of action in space is driving their initial focus on cislunar Space Domain Awareness sensors and xGEO Position Navigation and Timing solutions as a result of the ongoing efforts by the United States and the People’s Republic of China (“China”) to return to the lunar surface in a sustainable manner. We believe the U.S. Department of Defense funding for cislunar activities will drive the Space Force to rely on purchasing cislunar commercial services for the next five plus years, as opposed to acquiring and operating new government systems. This funding provides an opportunity for companies such as Intuitive Machines to sell Space Domain Awareness, Position Navigation and Timing, and secure communications to the Space Force, especially given that the commercial sector will be the driving force in providing cislunar products and services due to the capital that is flowing to new space entrants. This, along with other domestic and foreign allied policies, enhances our belief in the growing space economy and why we are well-positioned.

The Transactions

On September 16, 2022, we entered into the Business Combination Agreement. On February 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Business Combination Proposal” of the final prospectus and definitive proxy statement of IPAX, dated January 24, 2023 (the “Proxy Statement/Prospectus”) and filed with the SEC on January 24, 2023, IPAX filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed the Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which IPAX was domesticated and continued as a Delaware corporation, changing its name to “Intuitive Machines, Inc.”

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of IPAX, par value $0.0001 per share (each, a “Cayman Class B Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of IPAX, par value $0.0001 per share (each, a “Cayman Class A Share”). As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Cayman Class A Shares automatically converted, on a one-for-one basis, into a share of Class A Common Stock; (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share automatically converted into a Public Warrant; and (iii) each of the then issued and outstanding units of IPAX were cancelled and each holder thereof was entitled to one share of Class A Common Stock and one-half of one Public Warrant per unit.

On the Closing Date, as contemplated by the Business Combination Agreement and described in the Proxy Statement/Prospectus, we consummated the Business Combination, whereby (i) Intuitive Machines OpCo appointed us as its managing member, (ii) we issued to certain Intuitive Machines Members a number of shares of Class B Common Stock, having one vote per share and no economic rights, or Class C Common Stock, having three votes per share and no economic rights, in each case, in exchange for payment from such Intuitive Machines Members of a per-share price equal to the par value per share of such stock, and equal to the number of Intuitive Machines OpCo Common Units held by such person as of and on the Closing Date and (iii) we contributed to Intuitive Machines OpCo an amount in cash equal to the sum of (without duplication): (a) all amounts in the trust account of IPAX, less (x) amounts required for the redemptions of Cayman Class A Shares by stockholders of IPAX prior to the Business Combination and (y) transaction expenses of Intuitive Machines OpCo and IPAX, plus (b) the aggregate proceeds actually received by IPAX from the Securities Purchase Agreement (the “Series A Preferred Securities Purchase Agreement”) with certain investors (collectively, the “Series A Investors”), pursuant to which the Series A Investors purchased $26.0 million (the “Series A Investment”) of 10% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Intuitive Machines, Inc. (the “Series A Preferred Stock”) and warrants exercisable to purchase shares of Class A Common Stock at an initial exercise price of $15.00 (the “Preferred Investor Warrants”), plus (c) all other cash and cash equivalents of IPAX, determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as of 11:59 p.m. Eastern Time on February 12, 2023, plus (d) the Founder Subscription Amount (as defined in the Business Combination Agreement) in exchange for the issuance by Intuitive Machines OpCo to us of (w) a number of Intuitive Machines OpCo Common Units equal to the number of shares of Class A Common Stock issued and outstanding as of the Closing Date, (x) a number of warrants of Intuitive Machines OpCo equal to the number of Public Warrants issued and outstanding as of the Closing Date, (y) a number of Series A preferred units of Intuitive Machines OpCo equal to the number of shares of Series A Preferred Stock issued and outstanding as of the Closing Date and issued to the Series A Investors and (z) a number of Intuitive Machines OpCo preferred investor warrants equal to the number of Preferred Investor Warrants delivered to the Series A Investors on the Closing Date (together with the Domestication, the “Transactions”). Upon the consummation of the Transactions, as of the open of business on February 13, 2023, IPAX’s ordinary shares, warrants and units ceased trading on Nasdaq, and our Class A Common Stock and Public Warrants began trading on Nasdaq on February 14, 2023 under the symbols “LUNR” and “LUNRW,” respectively.

The Armistice Private Placement and the Warrant Exercise Agreement

On September 5, 2023, we consummated the Armistice Purchase Agreement. Pursuant to the Armistice Purchase Agreement, we agreed to sell the PIPE Securities to Armistice in the Armistice Private Placement. The Armistice Private Placement resulted in aggregate gross proceeds to the Company of $20.0 million, before deducting related transaction costs of $1.4 million.

Pursuant to the Warrant Exercise Agreement, on January 10, 2024, Armistice exercised in full the Series B Warrant. In consideration for the immediate and full exercise of the Series B Warrant for cash, Armistice received the New PIPE Warrants in the New Warrants Private Placement. In connection with the Exercise, the Company also agreed to reduce the exercise price of the Series B Warrant from $4.75 to $2.50 per share and the exercise price of the Series A Warrant from $4.75 to $2.75 per share. The gross proceeds to the Company from the Exercise were approximately $11.8 million, prior to deducting estimated offering expenses.

The Loan Conversion

On January 10, 2024, Intuitive Machines Opco entered into a series of loan documents with the Lender, pursuant to which the Lender extended the “Credit Line to Intuitive Machines Opco. The Credit Line was guaranteed by Ghaffarian Enterprises with collateral including marketable securities, in favor of the Lender for the benefit of Intuitive Machines Opco. On the same day, Intuitive Machines Opco borrowed against the Credit Line in the amount of $10.0 million.

On January 28, 2024, the Company, Intuitive Machines Opco and Ghaffarian Enterprises entered into a letter agreement pursuant to which, on January 29, 2024, Ghaffarian Enterprises contributed $10.0 million to the Company and Intuitive Machines OpCo for purposes of repaying the principal amount owed by Intuitive Machines Opco to the Lender under the Credit Line. In exchange for the Contribution, the Company issued to Ghaffarian Enterprises (i) 3,487,278 shares of Class A Common Stock, (ii) the Conversion Series A Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, and (iii) the Conversion Series B Warrant to purchase up to an aggregate of 4,150,780 shares of, at Ghaffarian Enterprises’ election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof. The Conversion Series A Warrant is immediately exercisable and has an expiration date of January 29, 2029. The Conversion Series B Warrant is immediately exercisable and has an expiration date of July 29, 2025.

The Series A Warrant Exercise; the New Series B Warrant Exercise and the New Series A Warrant Exercise

Pursuant to exercise notices delivered by Armistice to the Company on February 9, 2024, February 12, 2024 and February 15, 2024, Armistice exercised in full the Series A Warrant for cash. The gross proceeds to the Company from the Series A Warrant Exercise were approximately $12.9 million.

Pursuant to exercise notices delivered by Armistice to the Company between February 16, 2024 and February 23, 2024, Armistice exercised in full the New Series B Warrant for cash and the New Series A Warrant for cash. The gross proceeds to the Company from the New Series B Warrant Exercise and the New Series A Warrant Exercise were approximately $25.9 million.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

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being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of IPAX’s initial public offering);

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•	the date on which we are deemed to be a “large accelerated filer,” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Class A Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Corporate Information

IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On February 10, 2023, IPAX domesticated into a Delaware corporation and changed its name to “Intuitive Machines, Inc.” in connection with the Domestication. Intuitive Machines, Inc. is a holding company whose principal assets are the Intuitive Machines OpCo Common Units it holds in Intuitive Machines OpCo.

Our principal executive office is located at 13467 Columbia Shuttle Street, Houston, TX 77059. Our telephone number is (281) 520-3703. Our website address is www.intuitivemachines.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to the Offering

Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Class A Common Stock to fall.

The selling securityholders can sell, under this prospectus, up to (i) 102,559,394 Initial Resale Shares, consisting of (a) an aggregate of 11,460,416 shares of Class A Common Stock, issued in connection with the Transactions by us to the selling securityholders at an equity consideration value of $10.00 per share, (b) up to 72,499,922 shares of Class A Common Stock in exchange for 72,499,922 Intuitive Machines OpCo Common Units originally issued to the Intuitive Machines Members at an average price of $0.25 per Intuitive Machines OpCo Common Unit tendered for redemption by one or more of Intuitive Machines Members, and including the possible resale from time to time of some or all of such shares of Class A Common Stock by certain of the selling securityholders, (c) up to 9,597,534 shares of Class A Common Stock issued or issuable upon the conversion of 26,000 shares of Series A Preferred Stock originally issued to the Series A Investors, (d) up to 706,522 shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants at an exercise price of $11.50 originally issued to the Series A Investors at a price of $1,000 per Series A Preferred Stock and Preferred Investor Warrants in connection with the Series A Preferred Securities Purchase Agreement, (e) 6,845,000 shares of Class A Common Stock underlying the Private Placement Warrants and (f) 1,450,000 shares of Class A Common Stock underlying the Public Warrants; (ii) 23,529,415 shares of Class A Common Stock, consisting of (a) 4,705,883 PIPE Shares, (b) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series A Warrant, (c) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series B Warrant, (d) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series B Warrant and (e) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series A Warrant; and (iii) 11,788,838 shares of Class A Common Stock, comprised of (a) 3,487,278 shares of Class A Common Stock issued to Ghaffarian Enterprises in connection with the Loan Conversion and (b) up to 8,301,560 shares of Class A Common Stock issuable upon the exercise of the Conversion Warrants. Depending on the price, the public securityholders may have paid significantly more than the selling security holders for any shares of Class A Common Stock or Initial Resale Warrants they may have purchased in the open market based on variable market price.

Sales of a substantial number of our shares of Class A Common Stock and/or Initial Resale Warrants in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Class A Common Stock and Initial Resale Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Common Stock and Initial Resale Warrants.

The sale of all the shares of Class A Common Stock being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Despite such a decline in the public trading price, the selling securityholders may still experience a positive rate of return on the securities it purchased due to the differences in the purchase prices described elsewhere in this prospectus.

USE OF PROCEEDS

We will receive the proceeds from the issuance and sale of our Class A Common Stock pursuant to this prospectus. All of the shares of Class A Common Stock and warrants offered by the selling securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A Common Stock and warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the Initial Resale Warrants and the Preferred Investor Warrants for cash, but not from the resale of the shares of Class A Common Stock issuable upon such exercise. Assuming the exercise of all outstanding Initial Resale Warrants and Preferred Investor Warrants for cash, we will receive an aggregate of approximately $260.0 million. There is no assurance that the holders of the Initial Resale Warrants or the Preferred Investor Warrants will elect to exercise for cash any or all of such Initial Resale Warrants or Preferred Investor Warrants, as applicable. Each Initial Resale Warrant and Preferred Investor Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share. On March 25, 2024, the closing price of our Class A Common Stock was $6.15. If the price of our Class A Common Stock remains below $11.50 per share, which is the exercise price of the Initial Resale Warrants and the Preferred Investor Warrants, holders of the Initial Resale Warrants or the Preferred Investor Warrants, as applicable, will be unlikely to cash exercise their Initial Resale Warrants or Preferred Investor Warrants, as applicable, resulting in little to no cash proceeds to us. To the extent that any Initial Resale Warrants or Preferred Investor Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Initial Resale Warrants or the Preferred Investor Warrants will decrease.

We will also receive any proceeds from the exercise of the Conversion Warrants for cash, but not from the resale of the shares of Class A Common Stock issuable upon such exercise. Each of the Conversion Warrants entitles the holder thereof to purchase up to 4,150,780 shares of, at the holder’s election, our Class A Common Stock (at an exercise price per share equal to $2.57 per share), our Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof. Assuming the exercise in full of the Conversion Warrants for cash, we would receive an aggregate of approximately $21.3 million. There is no assurance that the holder of the Conversion Warrants will elect to exercise for cash the Conversion Warrants or any portions thereof. On March 25, 2024, the closing price of our Class A Common Stock on Nasdaq was $6.15. If the price of our Class A Common Stock is below $2.57 per share, the holder of the Conversion Series A Warrant and the Conversion Series B Warrant will be unlikely to cash exercise the Conversion Warrants, resulting in little to no cash proceeds to us. The Conversion Warrants can be exercised on a “cashless basis” for shares of Class A Common Stock at any time on or after July 29, 2024 if and to the extent that the shares of Class A Common Stock underlying such Conversion Warrants are not registered under the Securities Act. To the extent that any Conversion Warrants are exercised on a “cashless basis” for shares of Class A Common Stock, the amount of cash we would receive from the exercise of the Conversion Warrants will decrease.

We intend to use the proceeds received from the issuance and sale by us of any Class A Common Stock and the cash exercise of the Initial Resale Warrants, the Preferred Investor Warrants, the New PIPE Warrants and the Conversion Warrants, if any, for general corporate purposes.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Certificate of Incorporation and By-Laws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Certificate of Incorporation and the By-Laws in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

Our Certificate of Incorporation authorizes the issuance of 725,000,000 shares, consisting of:

•	500,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•	100,000,000 shares of Class B Common Stock, par value $0.0001 per share;

•	100,000,000 shares of Class C Common Stock, par value $0.0001 per share (together with the Class A Common Stock and Class B Common Stock, the “Common Stock”);

•	25,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Except as otherwise required by the Certificate of Incorporation, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of our stockholders.

Certain provisions of the Certificate of Incorporation and By-Laws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock.

Common Stock

Class A Common Stock

Voting rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

Dividend rights. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, holders of Class A Common Stock, as such, shall be entitled to the payment of dividends on the Class A Common Stock when, as and if declared by the Board in accordance with applicable law.

The payment of future dividends on the shares of Class A Common Stock will depend on our financial condition, and subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. Our ability to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by us or any of our subsidiaries from time to time.

Rights upon liquidation. In the event of liquidation, dissolution or winding up of the affairs of Intuitive Machines, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of Intuitive Machines and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to payments in liquidation shall be entitled, the remaining assets and funds of Intuitive Machines available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of our Class A Common Stock in proportion to the number of shares held by each such stockholder.

Other rights. The holders of Class A Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock are subject to those of the holders of any shares of the Preferred Stock that we may issue in the future.

Class B Common Stock

Voting rights. Each holder of Class B Common Stock is entitled to one vote for each share of Class B Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class B Common Stock, whether voting separately as a class or otherwise.

Dividend rights. Other than in connection with a dividend declared by the Board in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class B Common Stock and the holders of shares of Class B Common Stock shall have no right to receive dividends in respect of such shares of Class B Common Stock.

Rights upon liquidation. Each holder of shares of Class B Common Stock shall be entitled to receive $0.0001 per share of Class B Common Stock owned of record by such holder on the record date for such distribution, and upon receiving such amount, the holders of shares of Class B Common Stock, in their capacity as such, shall not be entitled to receive any other assets or funds of ours.

Permitted Ownership. Shares of Class B Common Stock may be issued only to, and registered only in the name of, the Intuitive Machines Members, their respective successors and assigns and their respective permitted transferees (the Intuitive Machines Members, together with all such subsequent successors, assigns and permitted transferees, collectively, the “Permitted Class B Owners”), and the aggregate number of shares of Class B Common Stock at any time registered in the name of each such Permitted Class B Owner must be equal to the aggregate number of Intuitive Machines OpCo Common Units held of record at such time by such Permitted Class B Owner under the Second Amended and Restated Limited Liability Company Agreement of Intuitive Machines OpCo (the “A&R Operating Agreement”).

Class C Common Stock

Voting rights. Each holder of Class C Common Stock is entitled to three votes for each share of Class C Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class C Common Stock, whether voting separately as a class or otherwise.

Dividend rights. Other than in connection with a dividend declared by the Board in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class C Common Stock and the holders of shares of Class C Common Stock shall have no right to receive dividends in respect of such shares of Class C Common Stock.

Rights upon liquidation. Each holder of shares of Class C Common Stock shall be entitled to receive $0.0001 per share of Class C Common Stock owned of record by such holder on the record date for such distribution, and upon receiving such amount, the holders of shares of Class C Common Stock, in their capacity as such, shall not be entitled to receive any other assets or funds of ours.

Permitted Ownership. Shares of Class C Common Stock may be issued only to, and registered only in the name of, our founders, their respective successors and assigns and their respective permitted transferees (our founders, together with all such subsequent successors, assigns and permitted transferees, collectively, the “Permitted Class C Owners”), and the aggregate number of shares of Class C Common Stock at any time registered in the name of each such Permitted Class C Owner must be equal to the aggregate number of Intuitive Machines OpCo Common Units held of record at such time by such Permitted Class C Owner under the A&R Operating Agreement.

Conversion of Class B Common Stock and Class C Common Stock

Conversion upon transfer. A holder of Class B Common Stock or Class C Common Stock may surrender shares of Class B Common Stock or Class C Common Stock to us for cancellation for no consideration at any time. Following the surrender or other acquisition of any shares of Class B Common Stock or Class C Common Stock to or by us, we will take all actions necessary to cancel and retire such shares and such shares shall not be re-issued by us.

A holder of Class B Common Stock or Class C Common Stock may transfer or assign shares of Class B Common Stock or Class C Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a permitted transferee of such holder or to a non-permitted transferee with our approval in advance and in writing, and only if such holder also simultaneously transfers, in each case, an equal number of such holder’s Intuitive Machines OpCo Common Units to such permitted transferee or such non-permitted transferee, as applicable, in compliance with the A&R Operating Agreement.

The Board (including a majority of the directors who are disinterested with respect to the relevant transaction serving on the Board at such time) may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions described herein for determining whether any transfer or acquisition of shares of Class B Common Stock or Class C Common Stock would violate the restrictions described herein and for the orderly application, administration and implementation of the provisions of the Certificate of Incorporation.

Voluntary Conversion. Each one share of Class C Common Stock shall be convertible into one share of Class B Common Stock at the option of the holder thereof at any time upon written notice to our transfer agent. Shares of Class C Common Stock that are converted into shares of Class B Common Stock as provided in the Certificate of Incorporation shall be retired and may not be reissued.

Automatic Conversion. On the earliest to occur of: (i) the date that is seven (7) years from the date of the Certificate of Incorporation and (ii) the first date on which the Permitted Class C Owners cease to own, in the aggregate, at least 33.0% of the number of shares of Class C Common Stock issued and held by the Permitted Class C Owners immediately following the closing of the Transactions (adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction) (such date, the “Automatic Conversion Date”), each outstanding share of Class C Common Stock shall automatically, without any further action by us or any stockholder, convert into one fully paid and nonassessable share of Class B Common Stock. Following such conversion, the reissuance of such shares of Class C Common Stock shall be prohibited, and such shares of Class C Common Stock shall be retired and cancelled in accordance with the applicable provisions of the applicable law.

Conversion to Class A Common Stock. After the expiration of the Lock-Up Period, holders of certain Intuitive Machines OpCo Common Units will be permitted to exchange such Intuitive Machines OpCo Common Units (along with the cancellation of the paired share of Class B Common Stock or share of Class C Common Stock) for shares of Class A Common Stock on a one-for-one basis pursuant to the A&R Operating Agreement

(subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or, at our election (determined by a majority of our directors who are disinterested with respect to such determination), cash from a substantially concurrent public offering or private sale in an amount equal to the net amount, on a per share basis, of cash received as a result of such public offering or private sale.

Preferred Stock

The total of our authorized shares of Preferred Stock is 25,000,000 shares. In a series of notifications to the Company during February 2024, the registered holder of 21,000 shares of Series A Preferred Stock elected to convert all of its Series A Preferred Stock holdings into Class A Common Stock at a conversion price of $3.00 per share (the “Preferred Stock Conversion”). The Company issued 7,738,743 shares of Class A Common Stock as a result of the Preferred Stock Conversion. We currently have 5,000 shares of Series A Preferred Stock issued and outstanding.

The Certificate of Incorporation authorizes the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock are available for issuance without further action by the holders of Common Stock.

The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Intuitive Machines without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.

Dividends. The Series A Preferred Stock pays dividends, semi-annually at the rate of 10% of the original price per share, plus the amount of previously accrued, but unpaid dividends, compounded semi-annually, and participates with our Common Stock on all other dividends. Accrued dividends may be paid (i) in cash, (ii) subject to satisfaction of certain equity conditions, in shares of Class A Common Stock or (iii) accumulated, compounded and added to the liquidation preference described below.

Liquidation Preference. Upon any liquidation or deemed liquidation event, the holders of Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of common stock or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value (as defined in the Certificate of Designation) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Class A Common Stock immediately prior to the liquidation event.

Voting. The Series A Preferred Stock votes together with our Common Stock on an as-converted basis, except as required by law and (ii) as noted below under “Protective Provisions.” Each holder of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Protective Provisions. For as long as 25% of the shares of Series A Preferred Stock issued as of the Closing Date are outstanding, we shall not, without the affirmative vote or action by written consent of holders of more than 50% of the issued and outstanding shares of Series A Preferred Stock (the “Requisite Holders”), take any of the following actions: (i) liquidate, dissolve or wind up the affairs of Intuitive Machines; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation, By-Laws or any similar document of Intuitive Machines in a manner adverse to the Series A Preferred Stock; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of Series A Preferred Stock; provided, that Intuitive Machines shall be permitted to issue up to $50.0 million in equity securities without the consent of the Requisite Holders; (iv) purchase or redeem or pay any cash dividend on any capital stock prior to the Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; or (v) incur or guarantee any indebtedness, if the aggregate indebtedness of Intuitive Machines and its subsidiaries for borrowed money following such action would exceed $100,000,000; provided, however, that the Series A Preferred Stock shall not be considered indebtedness for purposes of this calculation (irrespective of the accounting treatment that the Series A Preferred Stock receives under Intuitive Machines’ financial statements).

Conversion. Each share of Series A Preferred Stock will be convertible at the holder’s option into shares of Class A Common Stock at an initial conversion ratio determined by dividing the Accrued Value (as defined in the Certificate of Designation) of such shares of Series A Preferred Stock by the conversion price of $12.00 per share subject to adjustment in accordance with the terms of the Certificate of Designation.

Put Rights. Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of the Requisite Holders commencing any time after the 5th year anniversary of the Closing at a price equal to the 100% of the sum of (i) original purchase price plus (ii) all accrued/declared but unpaid dividends.

Call Rights. Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at our option commencing any time (A) after the 3rd year anniversary of the Closing at a price equal to the 115% of the Accrued Value, (B) after the 4th anniversary of the Closing at a price equal to the 110% of the Accrued Value and (C) after the 5th anniversary of the Closing at a price equal to the 100% of the Accrued Value.

Warrants

As a result of and upon the effective time of the Domestication, amongst other things (a) each IPAX warrant was automatically converted into a redeemable warrant on the same terms as the IPAX warrants, and (b) each unit of IPAX (the “IPAX unit”) issued and outstanding as of immediately prior to the Domestication was automatically canceled and each holder received one share of Class A Common Stock and one-half of one warrant. No fractional warrants were issued upon separation of the IPAX units.

Public Warrants

Each whole warrant received upon conversion of a Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing Date, provided that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of such warrants and a current prospectus relating to them is available (or we permit holders to exercise such warrants on a cashless basis under the circumstances specified in the Warrant Agreement and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Public Warrant may be exercised at a given time by a warrant holder. No fractional Public Warrants were issued upon separation of the IPAX Units and only whole Public Warrants trade. The Public Warrants will expire on February 13, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant issued upon conversion of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying such warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant issued upon conversion of a Public Warrant is exercisable and we are not obligated to issue a share of Class A Common Stock upon exercise of such warrant unless the share of Class A Common Stock issuable upon exercise of such warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant issued upon conversion of a Public Warrant, the holder of such warrant is not entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event are we required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the shares of Class A Common Stock underlying the exercised Public Warrants, the purchaser of an IPAX unit containing the Public Warrant that has been converted into a warrant will have paid the full purchase price for the IPAX unit solely for the share of Class A Common Stock underlying such IPAX unit.

We have agreed that as soon as practicable, but in no event later than 30 business days after the closing of the Transactions, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of our Class A Common Stock issuable upon exercise of the Public Warrants and thereafter, will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the closing of the Transactions, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise their Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we must use our best efforts to register or qualify the shares of Class A Common Stock under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such Public Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Public Warrants when the price per share of Class A Common Stock equals or exceeds $18.00.

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the closing price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrants prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 per share redemption trigger price (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering made to all or substantially all holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) and (ii) the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the

Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of Intuitive Machines with or into another corporation (other than a consolidation or merger in which Intuitive Machines is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Intuitive Machines as an entirety or substantially as an entirety in connection with which Intuitive Machines is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of such Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their Public Warrants and receive shares of our Class A Common Stock. After the issuance of shares of our Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The warrants received upon conversion of the Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of such warrants) will not be transferable, assignable or saleable until 30 days after the Closing Date (except, among other limited exceptions, to IPAX’s officers and directors and other persons or entities affiliated with the Sponsor). Except as described herein, the warrants received upon conversion of the Private Placement Warrants have terms and provisions that are identical to those of the warrants received upon conversion of the Public Warrants.

Preferred Investor Warrants

The Preferred Investor Warrants were immediately exercisable upon issuance at the consummation of the Transactions and expire on February 13, 2028 at 5:00 p.m., New York City time (the “PIW Termination Date”). The Preferred Investor Warrants include customary cash and cashless exercise provisions. Each Preferred Investor Warrant is initially exercisable at $15.00 per share of Class A Common Stock, subject to certain adjustments including those resulting from (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro-rata distributions, (iv) fundamental transactions, (v) certain voluntary adjustments and (vi) issuances or deemed issuances of shares of Class A Common Stock at a price below the exercise price then in effect, subject in the case of adjustments described in this clause (vi), to an exercise price floor of $11.50, in each case, in accordance with the terms of the Preferred Investor Warrants.

The Preferred Investor Warrants do not include any redemption features. The Preferred Investor Warrants may be exercised on a cashless basis if, at any time after the six-month anniversary of the Closing Date, there is not an effective registration statement with respect to the shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants. On the PIW Termination Date, the Preferred Investor Warrants will be automatically exercised on a cashless basis. To exercise on a cashless basis, the holder of the Preferred Investor Warrant would pay the exercise price by surrendering the Preferred Investor Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Preferred Investor Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Preferred Investor Warrant less the exercise price of such Preferred Investor Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Preferred Investor Warrant.

The holders of Preferred Investor Warrants do not have the rights or privileges of holders of shares of Class A Common Stock or any voting rights in respect of the Preferred Investor Warrants or underlying shares of Class A Common Stock until they exercise their Preferred Investor Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Preferred Investor Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by stockholders.

The Series A Warrant

The Series A Warrant was immediately exercisable upon issuance in the Armistice Private Placement. Pursuant to the Series A Warrant Exercise, Armistice exercised in full the Series A Warrant for cash.

The Series B Warrant

The Series B Warrant was immediately exercisable upon issuance in the Armistice Private Placement. Pursuant to the Warrant Exercise Agreement, on January 10, 2024, Armistice exercised in full the Series B Warrant for cash.

The New Series A Warrant

The New Series A Warrant became exercisable on February 15, 2024. Pursuant to the New Series A Warrant Exercise, Armistice exercised in full the New Series A Warrant for cash.

The New Series B Warrant

The New Series B Warrant became exercisable on February 15, 2024. Pursuant to the New Series B Warrant Exercise, Armistice exercised in full the New Series B Warrant for cash.

The Conversion Series A Warrant

The Conversion Series A Warrant was immediately exercisable upon issuance in connection with the Loan Conversion and expires on January 29, 2029. The Conversion Series A Warrant contains customary cash exercise provisions. The Conversion Series A Warrant is exercisable for up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, subject to standard adjustments to the exercise price including for (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro rata distributions and (iv) fundamental transactions.

The Conversion Series A Warrant does not include any redemption features. The Conversion Series A Warrant may be exercised on a cashless basis for shares of Class A Common Stock at any time on or after July 29, 2024, if and to the extent that the shares of Class A Common Stock underlying the Conversion Series A Warrant are not registered under the Securities Act. On January 29, 2029, the Conversion Series A Warrant will be automatically exercised on a cashless basis for shares of Class A Common Stock. To exercise on a cashless basis, the holder of the Conversion Series A Warrant would pay the exercise price by surrendering the Conversion Series A Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Conversion Series A Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series A Warrant less the exercise price of such Conversion Series A Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series A Warrant.

The holder of the Conversion Series A Warrant does not have the rights or privileges of holders of shares of Class A Common Stock or Class C Common Stock or any voting rights in respect of the Conversion Series A Warrant or underlying shares of Class A Common Stock and/or Class C Common Stock until it exercises the Conversion Series A Warrant and receives shares of Class A Common Stock and/or Class C Common Stock. After the issuance of shares of Class A Common Stock and/or Class C Common Stock upon exercise of the Conversion Series A Warrant, the holder will be entitled to one vote for each share of Class A Common Stock and/or three votes for each share of Class C Common Stock, as applicable, held of record on all matters to be voted on by stockholders.

The Conversion Series B Warrant

The Conversion Series B Warrant was immediately exercisable upon issuance in connection with the Loan Conversion and expires on July 25, 2025. The Conversion Series B Warrant contains customary cash exercise provisions. The Conversion Series B Warrant is exercisable for up to an aggregate of 4,150,780 shares of, at the holder’s election, Class A Common Stock (at an exercise price per share equal to $2.57 per share), Class C Common Stock (at an exercise price per share equal to $0.0001 per share) or a combination thereof, subject to standard adjustments to the exercise price including for (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro rata distributions and (iv) fundamental transactions.

The Conversion Series B Warrant does not include any redemption features. The Conversion Series B Warrant may be exercised on a cashless basis for shares of Class A Common Stock at any time on or after July 29, 2024, if and to the extent that the shares of Class A Common Stock underlying the Conversion Series B Warrant are not registered under the Securities Act. On July 25, 2025, the Conversion Series B Warrant will be automatically exercised on a cashless basis for shares of Class A Common Stock. To exercise on a cashless basis, the holder of the Conversion Series B Warrant would pay the exercise price by surrendering the Conversion Series B Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Conversion Series B Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series B Warrant less the exercise price of such Conversion Series B Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series B Warrant.

The holder of the Conversion Series B Warrant does not have the rights or privileges of holders of shares of Class A Common Stock or Class C Common Stock or any voting rights in respect of the Conversion Series B Warrant or underlying shares of Class A Common Stock and/or Class C Common Stock until it exercises the Conversion Series B Warrant and receives shares of Class A Common Stock and/or Class C Common Stock. After the issuance of shares of Class A Common Stock and/or Class C Common Stock upon exercise of the Conversion Series B Warrant, the holder will be entitled to one vote for each share of Class A Common Stock and/or three votes for each share of Class C Common Stock, as applicable, held of record on all matters to be voted on by stockholders.

Anti-Takeover Effects of the Certificate of Incorporation, the By-Laws and Certain Provisions of Delaware Law

The provisions of the Certificate of Incorporation, the By-Laws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The Certificate of Incorporation and By-Laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Board.

These provisions include:

•

Authorized but Unissued Capital Stock. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of Common Stock by means of a proxy contest, tender offer, merger or otherwise.

•

Director Designees; Classes of Directors. Pursuant to the Certificate of Incorporation, our directors are divided into three classes, with each class serving staggered three-year terms. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

No Cumulative Voting for Directors. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock of are able to elect all of the directors then standing for election.

•	Quorum. The By-Laws provide that at any meeting of the Board, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

•

Action by Written Consent. The Certificate of Incorporation provides that, for so long as we qualify as a controlled company (as defined in Nasdaq Listing Rule 5615(c)(1)), any action required or permitted to be taken by our stockholders may be effected by the consent in writing of the holders of our outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the date that we cease to qualify as a controlled company, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders (and may not be taken by consent of the stockholders in lieu of a meeting). In addition to the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the applicable provisions of the DGCL.

•

Special Meetings of Stockholders. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of our stockholders may be called, for any purpose or purposes, at any time only by or at the direction of (i) the Board, the chairperson of the Board, the chief executive officer or president, and (ii) for so long as we are a controlled company (as defined above), by our secretary at the request of any holder of record of at least 25% of the voting power of the issued and outstanding shares of our capital stock. Subject to the special rights of the holders of one or more series of Preferred Stock, from and after the date we cease to qualify as a controlled company, special meetings of our stockholders may not be called by our stockholders or any other person.

•

Advance Notice Procedures. The By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the By-Laws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate our rights and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The By-Laws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the By-Laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving our respective directors, officers or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Intuitive Machines. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”).

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Forum Selection

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery is, to the fullest extent permitted by applicable law, the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our Certificate of Incorporation, By-Laws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine. Our Certificate of Incorporation designates the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The Transfer Agent and registrar for our shares of Class A Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Class A Common Stock and Public Warrants are listed on Nasdaq under the symbols “LUNR” and “LUNRW,” respectively.

SELLING SECURITYHOLDERS

This prospectus relates to the resale from time to time of an aggregate of (i) 159,808,031 shares of our Class A Common Stock, (ii) 6,845,000 Private Placement Warrants and (iii) 1,450,000 Public Warrants. The selling securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the securities other than through a public sale. Such selling securityholders may currently hold shares of our Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part, or may receive shares of Class A Common Stock registered pursuant to the registration statement of which this prospectus forms a part upon exchange of Intuitive Machines OpCo Common Units.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such securities. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the resale offering and no other purchase or sales of our securities by the selling securityholders will have occurred.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of shares of securities covered by this prospectus by the selling securityholders. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such securities in this resale offering. See “Plan of Distribution.”

The following table sets forth, as of the date of this prospectus, (i) the names of the selling securityholders, (ii) the number of Intuitive Machines OpCo Common Units, shares of Series A Preferred Stock and Preferred Investor Warrants held by such selling securityholders prior to the exchange of such units or preferred stock or exercise of such preferred warrants (as applicable) by them for Class A Common Stock, (iii) the number of shares of Class A Common Stock, shares of Class B Common Stock, shares of Class C Common Stock, Private Placement Warrants and Public Warrants held by such selling securityholders prior to any exchange by them of Intuitive Machines OpCo Common Units, (iv) the aggregate number of shares of Class A Common Stock that will be owned by such selling securityholders after the exchange of all Intuitive Machines OpCo Common Units held by them, and (v) the aggregate number of shares of Class A Common Stock, Private Placement Warrants and Public Warrants that will be owned by such selling securityholders following the exchange of all Intuitive Machines OpCo Common Units or Series A Preferred Stock or exercise of such Private Placement Warrants, Public Warrants, Conversion Warrants or Preferred Investor Warrants (as applicable) held by them and this offering. Except as set forth above, the table does not include the issuance by us of up to 15,085,283 shares of Class A Common Stock upon the exercise of outstanding Public Warrants, each of which is also covered by this prospectus. The percentage ownership of shares of Class A Common Stock is based on 51,080,059 shares of Class A Common Stock issued and outstanding as of March 25, 2024.

Name of Selling Securityholder(1)	Intuitive Machines OpCo Common Units Owned Prior to Exchange and this Offering	Intuitive Machines, Inc. Securities Beneficially Owned Before Exchange and this Offering						Shares of Class A Common Stock Beneficially Owned Following Exchange(3)		Intuitive Machines, Inc. Securities Beneficially Owned Following Exchange and this Offering(4)
		Shares of Class A Common Stock(2)	Shares of Class B Common Stock	Shares of Class C Common Stock	Shares of Series A Preferred	Private Placement Warrants	Public Warrants	Number	%	Shares of Class A Common Stock		Private Placement Warrants	Public Warrants
										Number	%
Kingstown 1740 Fund L.P.(5)	—	2,156,556	—	—	—	1,768,750	1,450,000	5,375,306	9.9	—	—	—	—
Intuitive Machines KG Parent, LLC	1,393,824	—	—	1,393,824	—	—	—	1,393,824	2.7	—	—	—	—
Ghaffarian Enterprises, LLC	40,406,013	13,847,827	—	40,406,013	5,000	—	—	54,253,840	59.3	—	—	—	—
GM Enterprises, LLC	2,026,015	—	—	2,026,015	—	—	—	2,026,015	3.8	—	—	—	—
Stephen and Brunella Altemus Living Trust	16,581,703	—	—	16,581,703	—	—	—	16,581,703	24.5	—	—	—	—
Timothy Crain	10,501,457	—	—	10,501,457	—	—	—	10,501,457	17.1	—	—	—	—
Jack Fischer	—	2,224	—	—	—	—	—	2,224	*	—	—	—	—
Jonathan Kraeuter	—	4,171	—	—	—	—	—	4,171	*	—	—	—	—
Matthew Ashmore	—	4,171	—	—	—	—	—	4,171	*	—	—	—	—
Donnie Hicks II	—	1,104	—	—	—	—	—	1,104	*	—	—	—	—
Michael Kalontarov		556	—	—	—	—	—	556	*	—	—	—	—
Jacob Killelea	—	278	—	—	—	—	—	278	*	—	—	—	—
Breanne McNerney	—	2,781	—	—	—	—	—	2,781	*	—	—	—	—
Ronnie Montgomery II	—	150,000	—	—	—	—	—	150,000	*	—	—	—	—
Sabra Braveheart LLC	—	1,111,111	—	—	—	—	—	1,111,111	2.2	—	—	—	—
Mavrik America Corp.	—	333,333	—	—	—	—	—	333,333	*	—	—	—	—
Tactico IM 01-22 USA, LP	—	444,444	—	—	—	—	—	444,444	*	—	—	—	—
Capital Factory Ventures, LP - A3	—	11,111	—	—	—	—	—	11,111	*	—	—	—	—
Capital Factory 6, LP	—	16,667	—	—	—	—	—	16,667	*	—	—	—	—
Guy Shanon(5)(6)	—	3,819,229	—	—	—	4,306,875	—	8,126,104	14.7	—	—	—	—
Michael Blitzer(5)(7)	—	3,819,229	—	—	—	4,306,875	—	8,126,104	14.7	—	—	—	—
Armistice Capital, LLC(8)	—	23,529,415	—	—	—	—	—	23,529,415	46.1	—	—	—	—
ACM ARRT O LLC(8)	—	7,738,743	—	—	—	—	—	7,738,743	15.2	—	—	—	—

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 13467 Columbia Shuttle Street, Houston, TX 77059.
(2)

Includes (i) shares of Class A Common Stock, (ii) shares of Class A Common Stock issuable upon exercise of the Preferred Investor Warrants, (iii) shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock and (iv) shares of Class A Common Stock issuable upon exercise of the Conversion Warrants, assuming that the Conversion Warrants are each exercised in full to purchase shares of Class A Common Stock.

(3)

Assumes that we exchange the Intuitive Machines OpCo Common Units of such selling securityholder for shares of Class A Common Stock, regardless of whether such Intuitive Machines OpCo Common Units are currently exchangeable and that such selling securityholder exercises in full all of its Private Placement Warrants and Public Warrants (as applicable) in full for shares of Class A Common Stock (the “Exchange”). The percentage ownership is determined for each selling securityholder by taking into account the issuance and sale of shares of Class A Common Stock of only such selling securityholder. Also assumes that no transactions with respect to share of Class A Common Stock or Intuitive Machines OpCo Common Units occur other than the Exchange.

(4)

Assumes that the selling securityholders sell all of their shares of Class A Common Stock offered pursuant to this prospectus. The percentage ownership is determined for each selling securityholder by taking into account the issuance and sale of shares of Class A Common Stock of only such selling securityholder.

(5)

Kingstown 1740 Fund, LP (“Kingstown 1740”) is the record holder of such shares. Kingstown Capital Management, L.P. (“KCM”) is the investment manager of Kingstown 1740. Kingstown Management GP LLC (“KMGP”) is the general partner of KCM. Kingstown Capital Partners LLC (“KCP”) is the general partner of Kingstown 1740. Michael Blitzer and Guy Shanon are the managing members of KMGP and KCP. KCM, KMGP, KCP and Mr. Shanon share voting investment discretion with respect to the securities held by Kingstown 1740. Notwithstanding his roles with KCM, KMGP and KCP, Mr. Blitzer has relinquished voting power and dispositive power over securities held by entities managed or controlled by KCM, KMGP and/or KMGP. Each of KCM, KMGP, KCP, Mr. Blitzer and Mr. Shanon disclaims beneficial ownership over any securities directly held by Kingstown 1740 other than to the extent of its/his respective pecuniary interest therein, directly or indirectly. Such amounts consist of the following securities owned by Kingstown 1740 (i) 1,585,904 shares of Class A Common Stock, (ii) 3,218,750 shares of Class A Common Stock underlying warrants which are currently exercisable and (iii) 570,652 shares of Class A Common Stock issuable upon exercise of Preferred Investor Warrants purchased by Kingstown 1740 in connection with the Series A Investment which are currently convertible (without giving effect to the 9.9% beneficial ownership blocker described in the form of Preferred Investor Warrant). The principal business office of Kingstown 1740 is c/o Kingstown Capital Management L.P., 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.
(6)

Includes (i) 1,662,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Guy Shanon for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement.

(7)

Includes (i) 1,662,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Mr. Blitzer for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement. Mr. Blitzer’s principal place of business in located at 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.

(8)

Consists of (i) 4,705,883 PIPE Shares, (ii) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series A Warrant, (iii) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Series B Warrant, (iv) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series B Warrant and (v) 4,705,883 shares of Class A Common Stock issued upon the exercise of the New Series A Warrant held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”). The securities are directly held by the Master Fund and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The principal place of business of Armistice Capital, LLC and the Master Fund is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(9)	ACM ARRT O LLC (“ACM”) is the record holder of such shares. Midtown Madison Management LLC is the manager of ACM.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF

CLASS A COMMON STOCK AND WARRANTS

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) relating to the purchase, ownership, and disposition of our Class A Common Stock, Private Placement Warrants and Public Warrants (together with the Private Placement Warrants, the “Warrants”), which we collectively refer to as our “securities,” but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our securities.

This discussion is limited to holders who hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our securities under the constructive sale provisions of the Code;

•

persons subject to the special tax accounting rules of as a result of any item of gross income with respect to our securities being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.

If we make distributions, the gross amount of distributions made with respect to the Class A Common Stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Common Stock (but not below zero), and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Common Stock, as described under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities” below.

With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, corporate U.S. Holders may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.

Upon a sale or other taxable disposition of our securities, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities so disposed of. A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s adjusted cost less, in the case of a share of Class A Common Stock, any prior distributions treated as a return of capital.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the securities so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the securities would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise, Lapse, or Redemption of a Warrant.

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of Class A Common Stock on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in a share of our Class A Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s purchase price for the Warrant and the exercise price. The U.S. Holder’s holding period for the share of Class A Common Stock received upon exercise of the Warrant generally will commence on the date of exercise of the Warrant or the date following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the share of Class A Common Stock received would equal the holder’s basis in the Warrants used to effect the cashless exercise. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Class A Common Stock generally would be treated as commencing on the date following the date of exercise (or possibly the date of exercise of the Warrant). If the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants deemed to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. Holder’s purchase price for the Warrants deemed exercised and the exercise price of such Warrants. A U.S. Holder’s holding period for the Class A Common Stock in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” and “Description of Securities —Warrants — Private Placement Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions.

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events as discussed in the section of this registration statement captioned “Description of Securities — Warrants — Anti-dilution Adjustments.” An adjustment that has the effect of preventing dilution generally is not taxable. U.S. Holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Class A Common Stock which is taxable to such holders of our Class A Common Stock as a distribution. Such constructive distributions would generally be subject to tax in the same manner as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.

Distributions with respect to the Class A Common Stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of the securities by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our securities that is not a U.S. Holder.

Taxation of Distributions.

If we do make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Securities.

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities (including an expiration or redemption of Warrants) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our securities constitute U.S. real property interests (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise, Lapse or Redemption of a Warrant.

The U.S. federal income tax characterization of the exercise, redemption or lapse of a Warrant held by a Non-U.S. Holder generally will follow the U.S. federal income tax characterization of the exercise, redemption or lapse of a Warrant by a U.S. Holder, as described above “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, and the tax consequences of such characterizations will be as set forth above and below in this “Non-U.S. Holders” section.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” and “Description of Securities —Warrants — Private Placement Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “Non U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions.

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Anti-dilution Adjustments.” An adjustment that has the effect of preventing dilution generally is not taxable. Non-U.S. Holders of Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our Class A Common Stock, which is taxable to such holders of our Class A Common Stock as a distribution. Such constructive distribution to a Non-U.S. Holder of Warrants would be treated as if such Non-U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “Non U.S. Holders — Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding.

Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts.

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on (i) dividends on our Class A Common Stock, and (ii) subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Class A Common Stock and Warrants, or constructive distributions deemed paid, if any, with respect to our Warrants, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A Common Stock and, under certain circumstances, constructive distributions, if any, on our securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A Common Stock or Warrants on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective purchasers should consult their tax advisors regarding the potential application of withholding under FATCA to their purchase of our securities from the Selling Stockholders.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR SECURITIES BASED ON THE INVESTOR’S CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We and the selling securityholders, which as used herein includes our or their donees, pledgees, transferees, distributees, or other successors-in-interest selling the securities covered by this prospectus or interests in the securities covered by this prospectus received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of the securities covered by this prospectus or interests in the securities covered by this prospectus on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

We and the selling securityholders may use any one or more of the following methods when disposing of our or their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners, or stockholders;

•	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or warrant; or

•	a combination of any such methods of sale.

We have not, and to our knowledge, the selling securityholders have not, entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The selling securityholders may, from time to time, pledge or grant a security interest in the securities owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of securities offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

The selling securityholders also may in the future resell a portion of securities in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.

This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the each of (i) the Amended and Restated Registration Rights Agreement, dated as of February 14, 2023 (the “A&R Registration Rights Agreement”), by and among the Company and each of the shareholders listed on the signature pages thereto, (ii) the Registration Rights Agreement, dated as of August 30, 2023 (the “Initial PIPE Registration Rights Agreement”), by and among the Company and the Purchaser named therein, and (iii) certain subscription agreements that held simple agreements for future equity of Intuitive Machines OpCo entered into from September 2021 through February 2022 and February 10, 2023 (collectively, the “SAFE Agreements”), we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the A&R Registration Rights Agreement, the Initial PIPE Registration Rights Agreement and the SAFE Agreements. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling securityholders may use this prospectus in connection with resales of the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of securities.

A selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

Except as set forth above, we are required to pay all fees and expenses incident to the registration of securities to be offered and sold pursuant to this prospectus.

There can be no assurance that we or any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.intuitivemachines.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (in each case, other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024;

•

our Current Reports on Form 8-K and Current Reports on Form 8-K/A filed with the SEC on January  11, 2024, January  16, 2024, January 30, 2024, February 1, 2024, February  12, 2024, and March 27, 2024; and

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the description of our Common Stock contained in Item  1 of the Registration Statement on Form 8-A (File No. 001-40823) filed with the SEC on February 14, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Intuitive Machines, Inc.

13467 Columbia Shuttle Street

Houston, TX 77059

(281) 520-3703

Attention: Corporate Secretary

$65,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

Cantor

Barclays

Stifel

Roth Capital Partners

    , 2024